                                                                    EXHIBIT 11.1
                                                                    ------------

                      TERRA NOVA (BERMUDA) HOLDINGS LTD.
                               AND SUBSIDIARIES

               COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE

                         AND COMMON SHARE EQUIVALENTS

                                                                   Six Months              Six Months
                                                                Ended June 30,          Ended June 30,
                                                                     1996                      1995

Earnings per common share and common share equivalents
- - Primary
      Weighted average common shares outstanding                   20,583,065                11,610,232
      Weighted average common shares outstanding                            -                         -
          (under as if converted method)
      Average stock options and warrants outstanding                  389,576                 4,039,983
          (net of repurchased shares under the treasury
          stock method)
      Other dilutive securities assumed to be outstanding
          under regulatory rules (net of repurchased shares
          under the treasury stock method)                                  -                         -

                                                                 -------------             -------------
      Weighted average common shares and common
          share equivalents outstanding                            20,972,641                15,650,215

                                                                 =============             =============

      Net income                                                  $34,025,824               $24,187,000

                                                                 =============             =============

      Primary earnings per common share                                 $1.62                     $1.55
          and common share equivalent
                                                                 =============             =============


                                  EXHIBIT 11.1


                      TERRA NOVA (BERMUDA) HOLDINGS LTD.
                               AND SUBSIDIARIES

               COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE

                         AND COMMON SHARE EQUIVALENTS

                                                                        Three Months             Three Months
                                                                       Ended June 30,           Ended June 30,
                                                                            1996                     1995

Earnings per common share and common share equivalents
- - Primary
        Weighted average common shares outstanding                          23,859,257          11,610,232
        Weighted average preferred shares outstanding
              (under as of converted method)                                         -                   -
        Average stock options and warrants outstanding
              (net of repurchased shares under the treasury                    442,562           4,039,983
              stock method)
        Other dilutive securities assumed to be outstanding
              under regulatory rules (net of repurchased shares
              under the treasury stock method)                                                           -

                                                                            ----------          -----------
        Weighted average common shares and common
              share equivalents outstanding                                 24,301,819          15,650,215

                                                                           ===========         ============

        Net income                                                         $18,401,824         $11,714,000

                                                                           ===========         ============

        Primary earnings per common share
              and common share equivalent                                        $0.76               $0.75
                                                                           ===========         ============


                                      20